UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 27, 2006
Bluegreen Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or other Jurisdiction of Incorporation)	0-19292 (Commission File Number)	03-0300793 (IRS Employer Identification Number)

4960 Conference Way North, Suite 100, Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code):		(561) 912-8000
Not applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Item 3.03 below is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     On July 27, 2006, the Board of Directors of Bluegreen Corporation, a Massachusetts corporation (the “Company”), declared a dividend (the “Dividend”) of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $.01 per share. The Dividend is payable on August 17, 2006 to holders of record as of the close of business on such date. The specific terms of the Rights are contained in the Rights Agreement, dated as of July 27, 2006, by and between the Company and Mellon Shareholder Services LLC, as Rights Agent (the “Rights Agreement”).
     The Board of Directors has authorized the adoption of the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights impose a significant penalty upon any person or group which acquires beneficial ownership of 15% or more of the Company’s outstanding common stock without the prior approval of the Board of Directors. The Company, its subsidiaries, employee benefit plans of the Company or any of its subsidiaries, and any entity holding common stock for or pursuant to the terms of any such employee benefit plan will be excepted, as will Levitt Corporation, its affiliates, successors and assigns.
     The Board of Directors is taking this action in response to the filing on July 20, 2006 of a Schedule 13D with the Securities and Exchange Commission disclosing that David A. Siegel, individually, through the David A. Siegel Revocable Trust and through a company he controls, Central Florida Investments, Inc., recently acquired approximately 2,349,800 shares of the Company’s common stock. Additionally, Mr. Siegel and his affiliates disclosed that they have sold put contracts with varying expiration dates which, if exercised in full, could result in Mr. Siegel and his affiliates owning 9,791,900 shares, or approximately 32.1%, of the Company’s common stock. Central Florida Investments, Inc. is the parent company of Westgate Resorts, a time share company that is a competitor of the Company.
     Following is a summary of the terms of the Rights Agreement. The following summary is qualified in its entirety by the full text of the Rights Agreement which is attached as Exhibit 4.1 hereto and incorporated by reference herein.
The Rights. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights will be evidenced only by the certificates that represent shares of common stock, and not by separate certificates. New Rights will accompany any new shares of common stock the Company issues after August 17, 2006 until the earlier of the Distribution Date described below or the redemption or expiration of the Rights.
Exercise Price. Once the Rights become exercisable, each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $40. Each one-hundredth of a Preferred Share will give the shareholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the Rights do not give their holders any dividend, voting, or liquidation rights.
Exercisability. The Rights will not be exercisable until the earlier of:
•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the Company’s outstanding common stock, or
•	10 business days (or a later date determined by the Board of Directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.
The date when the Rights become exercisable is referred to herein as the “Distribution Date.” Until the Distribution Date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After the Distribution Date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.
The Board of Directors may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock, subject to the limitation that the Board may not cause a person or group to become an Acquiring Person solely by virtue of the Board’s reducing the threshold below the percentage interest that such person or group already owns.
If a person or group acquires 15% or more of the Company’s common stock inadvertently or as a result of third parties exercising contractual rights that exist as of July 27, 2006, without acquiring by other means 1% or more of the Company’s common stock after July 27, 2006, that person or group will not be an Acquiring Person if it sells enough common stock to reduce its holdings below 15% of the Company’s common stock as promptly as practicable (which, in the contractual rights case, shall not be longer than 60 days). Additionally, if the Company repurchases some of its own common stock and, as a result, a person or group’s holdings constitute 15% or more of the remaining outstanding common stock, that person or group will not be an Acquiring Person so long as it does not make any further acquisition of the Company’s common stock.
Consequences of a Person or Group Becoming an Acquiring Person.
•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $40 per Right, purchase shares of the Company’s common stock with a market value of $80, based on the market price of the common stock (determined pursuant to the terms of the Rights Agreement) prior to such person or group becoming an Acquiring Person.

•	Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date for the Rights, all holders of Rights except the Acquiring Person may, for $40 per Right, purchase shares or equity interests of the acquiring entity with a market value of $80, based on the market price of the acquiring entity’s stock or equity interests (determined pursuant to the terms of the Rights Agreement) prior to such transaction.
Preferred Share Provisions.
Each one-hundredth of a Preferred Share, if issued:
•	will not be redeemable;
•	will entitle holders to quarterly dividend payments of $0.01, or an amount equal to the dividend paid on one share of common stock, whichever is greater;
•	will entitle holders upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of common stock, whichever is greater;
•	will have the same voting power as one share of common stock; and
•	will entitle holders to a per share payment equal to the payment made on one share of common stock if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction.
The value of a one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.
Expiration. The Rights will expire at the close of business on July 27, 2016, unless earlier redeemed or exchanged, as discussed below.
Redemption. The Board of Directors shall have the right to redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right. The redemption price will be adjusted to reflect any stock split, stock dividend or similar transaction occurring after July 27, 2006.
Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company’s outstanding common stock, the Board shall have the right to extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.
Anti-Dilution Provisions. The Board shall have the right to adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The Board shall have the right to amend the terms of the Rights Agreement without the consent of the holders of the Rights. However, the Board shall not have the right to amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of the Company’s outstanding common stock. In addition, the Board shall not have the right to cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the Board shall not have the right to amend the agreement in a way that adversely affects holders of the Rights.
Item 8.01 Other Events.
     On July 27, 2006 the Company issued a press release describing the Dividend and the Rights. A copy of the press release is included herein as Exhibit 99.1, which is incorporated herein by reference.
     On July 27, 2006, the Company filed suit against Mr. Siegel, David A. Siegel Revocable Trust and Central Florida Investments, Inc., claiming violations of the federal and Florida securities laws, in connection with the recently disclosed transactions by Mr. Siegel and his affiliates discussed in Item 3.03 above, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(C)	Exhibits.	The following exhibits are filed as part of this report:

	4.1	Rights Agreement, dated as of July 27, 2006, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent.

	99.1	Press Release, dated July 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 1, 2006

BLUEGREEN CORPORATION
By:	/s/ Anthony M. Puleo
	Name:	Anthony M. Puleo
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Rights Agreement, dated as of July 27, 2006, by and between Bluegreen Corporation and Mellon Shareholder Services LLC, as Rights Agent.

99.1	Press Release, dated July 27, 2006.